Exhibit 8.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

September 11, 2008

XShares Advisors LLC,

as sponsor of AirSharesTM EU Carbon Allowances Fund

420 Lexinton Avenue

New York, New York 10005

Re: AirSharesTM EU Carbon Allowances Fund

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (No. 333-145448) (the “Registration Statement”), of AirSharesTM EU Carbon Allowances Fund, a Delaware statutory trust.

We are of the opinion that the statements of legal conclusion under the captions “Summary—U.S. Federal Income Tax Considerations,” and “U.S. Federal Income Tax Consequences” in the Prospectus that is a part of the Registration Statement when read subject to the limitations expressed therein are correct as of the date hereof.

Very truly yours,

/s/ Baker Botts L.L.P.